UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2021

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
6.25% Notes due 2028, par value $25	PBY	New York Stock Exchange
6.875% Notes due 2029, par value $25	PBC	New York Stock Exchange

Item 3.03. Material Modification to Rights of Security Holders.

On May 21, 2021, in connection with the previously announced public offering, Prospect Capital Corporation (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland (“SDAT”), with an effective date of May 26, 2021, reclassifying and designating 1,000,000 shares of the Company’s authorized and unissued shares of common stock (“Common Stock”) into shares of preferred stock as “Convertible Preferred Stock, Series A2.” The reclassification decreased the number of shares classified as Common Stock from 1,860,000,000 shares immediately prior to the reclassification to 1,859,000,000 shares immediately after the reclassification. The description of the Company’s Series 5.50% Series A2 preferred stock, par value $0.001 per share, with a liquidation preference of $25.00 per share (“A Shares”), contained in the section of the Prospectus entitled “Description of the Preferred Stock” is incorporated herein by reference.

The foregoing description of the A Shares is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles Supplementary is incorporated in this Item 5.03 in its entirety.

Item 7.01. Regulation FD Disclosure

The Company is declaring distributions to preferred shareholders based on an annual rate equal to 5.50% of the stated value of $25 per share of the A Shares, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in August as a result), as follows:

Monthly Cash Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
May and June 2021	6/16/2021	7/1/2021	$0.114583
July 2021	7/21/2021	8/2/2021	$0.114583
August 2021	8/18/2021	9/1/2021	$0.114583

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

Preferred Offering

On May 26, 2021, in connection with the previously announced public offering, the Company issued and sold an aggregate of 187,000 A Shares.

The A Shares are registered with the Securities and Exchange Commission pursuant to an automatic shelf registration statement on Form N-2 (File No. 333-236415) under the Securities Act of 1933, as amended (the “Registration Statement”). The offering was conducted pursuant to a prospectus supplement dated May 19, 2021, and a base prospectus dated February 13, 2020 relating to the Registration Statement.

Venable LLP, special Maryland counsel to the Company, has issued a legal opinion relating to the validity of the A Shares offered in the offering, a copy of which is attached to this Form 8-K as Exhibit 5.1.

Preferred Stock Dividend Reinvestment Plan

In connection with the Offering, effective as of May 26, 2021, the Company amended and restated its Preferred Stock Distribution Reinvestment Plan (the “DRIP”) to include the A Shares. Under the DRIP, holders of A Shares (“preferred stockholders”) will have dividends on their A Shares automatically reinvested in additional A Shares at a price per share of $25.00 if they so elect. Once enrolled in the DRIP, preferred stockholders may elect to reinvest all, but not less than all, of their dividends in additional A Shares, until they terminate their participation in the DRIP. The Company will pay all fees or other charges on A Shares purchased through the DRIP.

The A Shares purchased under the DRIP will come from the Company’s authorized but unissued A Shares. A Shares received through the DRIP will be of the same series and have the same original issue date for purposes of calculating the fee associated with a preferred stockholder’s election to convert A Shares held by the preferred stockholder prior to the listing of the A Shares on a national securities exchange and for other terms of the A Shares based on issuance date as the A Shares for which the dividend was declared. The Company may terminate the DRIP at any time in its sole discretion. The description of the DRIP contained in the section of the Prospectus entitled “Preferred Stock Dividend Reinvestment Plan” is incorporated herein by reference.

The foregoing description of the DRIP is only a summary and is qualified in its entirety by reference to the full text of the DRIP, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date:  May 26, 2021

Index to Exhibits

Exhibit Number	Description
3.1	Articles Supplementary to the Articles of Amendment and Restatement of Prospect Capital Corporation
5.1	Opinion of Venable LLP
99.1	Amended and Restated Preferred Stock Dividend Reinvestment Plan

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